Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Annual Report of Tower Automotive, Inc. (the “registrant”) on Form 10-K for the year ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Kathleen Ligocki and James A Mallak, President and Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
(1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.
June 26, 2006

/s/ Kathleen Ligocki

Kathleen Ligocki
President and Chief Executive Officer

/s/ James A. Mallak

James A. Mallak
Chief Financial Officer